Independent Auditor's Consent

Board of Directors
Paradigm Holdings, Inc.
Rockville, Maryland

We hereby consent to the inclusion of our report dated February 11, 2005, except for Note 5, as to which the date is July 25, 2005, on the audited consolidated balance sheets of **Paradigm Holdings, Inc.** (formerly Paradigm Solutions Corporation) as of December 31, 2004 and 2003 and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2004 in the SEC Form S-1 Amendment No. 4 to be filed by **Paradigm Holdings, Inc.**

Aronson & Company

ARONSON & COMPANY

Rockville, Maryland
August 23, 2005

Aronson & Company
www.aronsoncompany.com
700 King Farm Boulevard, Suite 300, Rockville Maryland 20850 301.231.6200 MAIN 301.231.7630 FAX www.aronsoncompany.com

Report of Independent Registered Public Accounting Firm

Board of Directors
Paradigm Holdings, Inc.
(formerly Paradigm Solutions Corporation)
Rockville, Maryland

We have audited the accompanying Consolidated Balance Sheets of **Paradigm Holdings, Inc. (formerly Paradigm Solutions Corporation) and Subsidiaries** as of December 31, 2004 and 2003, and the related Consolidated Statements of Operations, Stockholders' Equity and Cash Flows for each of the three years in the period ended December 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of **Paradigm Holdings, Inc. (formerly Paradigm Solutions Corporation) and Subsidiaries** as of December 31, 2004 and 2003, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2004 in conformity with accounting principles generally accepted in the United States of America. Also, in our opinion, the related financial statement schedules for each of the three years in the period ended December 31, 2004, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

Aronson & Company

Rockville, Maryland
February 11, 2005, except for Note 5,
as to which the date is July 25, 2005